As filed with the Securities and Exchange Commission on May 27, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3931704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of Principal Executive Offices)	(Zip Code)

Karyopharm Therapeutics Inc. 2022 Equity Incentive Plan, as amended

(Full title of the plan)

Richard Paulson

President and Chief Executive Officer

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(Name and address of agent for service)

(617) 658-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 3,950,000 shares of Common Stock, $0.0001 par value per share, of Karyopharm Therapeutics Inc., a Delaware corporation (the “Registrant”), that may be issuable under the Registrant’s 2022 Equity Incentive Plan, as amended (the “2022 Plan”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-265386, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on June 3, 2022 relating to the 2022 Plan, (ii)  the Registration Statement on Form S-8, File No. 333-273593, filed by the Registrant with the SEC on August 2, 2023 relating to the 2022 Plan, (iii)  the Registration Statement on Form S-8, File No. 333-279823, filed by the Registrant with the SEC on May 30, 2024 relating to the 2022 Plan, and (iv)  the Registration Statement on Form S-8, File No. 333-289466, filed by the Registrant with the SEC on August 11, 2025 relating to the 2022 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1 (1)	Restated Certificate of Incorporation of the Registrant, as amended

4.2 (2)	Third Amended and Restated By-Laws of the Registrant

5.1*	Opinion of Sidley Austin LLP, counsel to the Registrant

23.1*	Consent of Sidley Austin LLP (included in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for the Registrant

24.1*	Power of attorney (included on the signature pages of this registration statement)

99.1 (3)	2022 Equity Incentive Plan, as amended

99.2*	Amendment No. 5 to 2022 Equity Incentive Plan of Karyopharm Therapeutics Inc.

107*	Filing Fee Table

*	Filed herewith.
(1)	Previously filed with the SEC as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-36167) filed with the SEC on May 14, 2026 and incorporated herein by reference.
(2)	Previously filed with the SEC as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the SEC on December 2, 2022 and incorporated herein by reference.
(3)

Previously filed with the SEC as Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36167) filed with the SEC on April 13, 2026 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 27th day of May, 2026.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Richard Paulson
Name:	Richard Paulson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karyopharm Therapeutics Inc., hereby severally constitute and appoint Richard Paulson, Lori Macomber and Michael Mano, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Karyopharm Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Paulson Richard Paulson	President and Chief Executive Officer and Director (principal executive officer)	May 27, 2026

/s/ Lori Macomber Lori Macomber	Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)	May 27, 2026

/s/ Kristin Abate Kristin Abate	Vice President, Chief Accounting Officer and Assistant Treasurer (principal accounting officer)	May 27, 2026

/s/ Garen G. Bohlin Garen G. Bohlin	Director	May 27, 2026

/s/ Barry E. Greene Barry E. Greene	Director	May 27, 2026

/s/ Christy J. Oliger Christy J. Oliger	Director	May 27, 2026

/s/ Deepika R. Pakianathan Deepika R. Pakianathan, Ph.D.	Director	May 27, 2026

/s/ Chen Schor Chen Schor	Director	May 27, 2026

/s/ Zhen Su Zhen Su, M.D.	Director	May 27, 2026